Exhibit 23.6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 2, 2015, relating to Ameren Illinois Company’s financial statements and financial statement schedule, which appears in Ameren Illinois Company’s Annual Report on Form 10-K for the year ended December 31, 2014.  We also consent to the reference to us under the heading “Experts” in the prospectus relating to Ameren Illinois Company, which is part of this Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

St. Louis, Missouri

June 22, 2015